SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GREENFIELD INDS INC

          GAMCO INVESTORS, INC.
                                10/29/97            1,000            37.4375
          GIL II, LTD.
                                10/31/97           10,000            37.6875
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/31/97           30,226            37.7622
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                10/31/97           25,000            37.7622
          GAMCO INVESTORS, INC.
                                10/31/97           38,000            37.7204
          GAMCO INVESTORS, INC.
                                10/31/97            1,500            37.7500
          GABELLI ASSOCIATES LTD
                                10/31/97           15,000            37.6555
          GABELLI ASSOCIATES FUND
                                10/31/97           67,000            37.6555














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.






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